UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2007, ION Media Networks, Inc. (the "Company") exchanged an aggregate of 3,975 shares of its outstanding 13¼% Cumulative Junior Exchangeable Preferred Stock (currently accruing dividends at the rate of 14¼%) (the "14¼% Preferred Stock") for an aggregate of $24,764,250 principal amount of its 11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013 (the "Series A Notes") and $6,360,000 aggregate stated liquidation preference (636 shares) of its 12% Series B Mandatorily Convertible Preferred Stock (the "Series B Preferred Stock"). These exchanges occurred pursuant to the terms of an agreement entered into between the Company and the holder of the shares so exchanged. The Company exchanged each share of 14¼% Preferred Stock for $6,230 principal amount of Series A Notes and $1,600 stated liquidation preference of Series B Preferred Stock. The Series A Notes are governed by the terms of an indenture entered into by the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee") (the "Series A Notes Indenture"), a copy of which is filed as Exhibit 10.257 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2007 filed with the Securities and Exchange Commission on August 14, 2007 and is incorporated herein by reference. The summary description of the terms of the Series A Notes that is provided below is qualified in its entirety by reference to the Series A Notes Indenture.

The Series A Notes bear an issue date of August 3, 2007, and bear interest at an 11% simple annual interest rate, payable quarterly in arrears, in cash, which shall accrue to the extent not paid in cash. The Series A Notes will mature on July 31, 2013, and will not be callable prior to maturity. The Series A Notes rank junior to the Company's outstanding (i) First Priority Term Loan due 2012, (ii) Floating Rate First Priority Senior Secured Notes due 2012 and (iii) Floating Rate Second Priority Senior Secured Notes due 2013 (together, the "Senior Debt") and pari passu with the Company's 11% Series B Mandatorily Convertible Senior Subordinated Notes due 2013.

If an Event of Default (as defined in the Series A Notes Indenture) occurs and is continuing, other than in connection with a bankruptcy proceeding involving the Company or one of the Company's significant subsidiaries, either the Trustee or the holders of at least 25% in aggregate principal amount of the Series A Notes may, upon proper notice, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid additional interest, if any, through the date of such declaration to be immediately due and payable. At that time, if there are any amounts outstanding under any of the instruments constituting Senior Debt, such amounts shall become due and payable upon the first to occur of an acceleration under any of the instruments constituting Senior Debt or five business days after receipt by the Company and the representative under any Senior Debt of notice of the acceleration of the instruments constituting Senior Debt, unless all Events of Default specified in such notice of acceleration have been cured or waived.

If an Event of Default (as defined in the Series A Notes Indenture) occurs and is continuing, in connection with a bankruptcy proceeding involving the Company or one of the Company's significant subsidiaries, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid additional interest, if any, on all Series A Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or the holders of the Series A Notes.

Nevertheless, at any time after such a declaration of acceleration with respect to the Series A Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the Series A Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if certain conditions have been met.

The Series A Notes Indenture provides that the Company shall not consolidate with or sell, lease, assign, transfer or otherwise convey substantially all of its assets to, or merge with or into, any other person, unless: (a) either (i) the Company is the surviving corporation, or (ii) the successor person, if the Company is not the surviving corporation, or the resulting or transferee person is a company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by a supplemental indenture, all of the Company's obligations under the Series A Notes and the Series A Notes Indenture; (b) immediately after giving effect to the transaction described above, no Default or Event of Default (as defined in the Series A Notes Indenture) has occurred and is continuing; and (c) the Company has delivered to the Trustee the Officers' Certificate and Opinion of Counsel pursuant to Section 6.01 of the Series A Notes Indenture.

The Series A Notes Indenture contains customary covenants and includes a covenant restricting the Company's ability to incur additional debt, other than specified types of permitted debt, unless after giving effect to the incurrence of such additional debt and the application of the proceeds thereof, the Company's ratio of total debt to consolidated EBITDA would be less than 8.5 to 1.0.

The Series B Preferred Stock bears an issue date of August 3, 2007 and has a stated liquidation preference of $10,000 per share. Dividends accrue on the Series B Preferred Stock at an annual rate of 12%, whether or not earned or declared, and are cumulative, on a quarterly basis, but shall be payable only at such time or times as determined by the board of directors of the Company and shall not compound. The Company is required to redeem the Series B Preferred Stock, out of funds legally available therefor, on August 31, 2013, at a price equal to the stated liquidation preference plus all accrued and unpaid dividends to the date of redemption. The Series B Preferred Stock is governed by the terms of a Certificate of Designation filed with the State of Delaware on May 4, 2007, a copy of which is filed as Exhibit 3.4 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007 and is incorporated herein by reference. The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 is incorporated by reference herein.

The Series A Notes and the Series B Preferred Stock are convertible on both an optional and a mandatory basis. At the holder's option, the Series A Notes and the Series B Preferred Stock are convertible at any time into shares of the Company's Class D Non-Voting Common Stock, par value $0.001 per share (the "Class D Common Stock"), at an initial conversion price of $0.90 per share of Class D Common Stock, increasing at an annual rate equal to the interest rate or the dividend rate, as applicable, from August 3, 2007 (the "Initial Issue Date") through the date of conversion. At any time following the first anniversary of the Initial Issue Date, the Series A Notes and the Series B Preferred Stock shall be mandatorily converted into shares of Class D Common Stock, upon the earliest of: (i) if shares of the Company's Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), or Class D Common Stock are traded on a national securities exchange or in the over-the-counter market, the trading price for 15 consecutive trading days is equal to or greater than, (a) in the event the mandatory conversion occurs after the first anniversary but prior to the second anniversary of the Initial Issue Date, 102% of the then-applicable conversion price, (b) in the event the mandatory conversion occurs on or after the second anniversary but prior to the third anniversary of the Initial Issue Date, 101% of the then-applicable conversion price, or (c) in the event the mandatory conversion occurs on or after the third anniversary of the Initial Issue Date, the then-applicable conversion price; or (ii) the Company's issuance of common stock at an issue price per share equal to or greater than the then-applicable mandatory conversion trigger price, generating aggregate gross proceeds to the Company of at least $75,000,000 (provided that, if the common stock is issued to CIG Media LLC, NBC Universal, Inc. or their respective affiliates, an internationally recognized investment bank selected by the purchasing party from a list of three banks provided by the Company shall have provided an opinion to the effect that the issue price is at or higher than the fair market value of a share of common stock).

The Series A Notes and the Series B Preferred Stock were issued to existing holders of the Company's 14¼% Preferred Stock in transactions exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

December 21, 2007	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer